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                                                                   EXHIBIT 99(i)


                          KIRKPATRICK & LOCKHART LLP
                                75 State Street
                               Boston, MA  02109

                           Telephone (617) 951-9000
                           Facsimile (617) 951-9151
                                  www.kl.com



                                    April 7, 2000


ARK Funds
One Freedom Valley Drive
Oaks, PA  19456

     Re:  Registration Statement on Form N-1A

Ladies and Gentlemen:

  We have acted as Massachusetts counsel for ARK Funds, a Massachusetts business trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 25 to the Trust's Registration Statement on Form N-1A (File No. 33-53690; 811-7310) (the "Post-Effective Amendment"), registering an indefinite number of shares of the Trust's Prime Cash Management Portfolio, U.S. Government Cash Management Portfolio, U.S Treasury Cash Management Portfolio and Tax-Free Cash Management Portfolio series (the "Cash Management Portfolios") under the Securities Act of 1933, as amended (the "1933 Act").

  In our capacity as Massachusetts counsel for the Trust, we have examined the Trust's Declaration of Trust as Amended and Restated March 19, 1993, and as further amended (the "Declaration of Trust") and By-Laws, the Post-Effective Amendment, the corporate action of the Trust which provides for the issuance of the shares of the Cash Management Portfolios, and such other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents presented to us as copies thereof and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified. As to various matters of fact material to this opinion, we have relied upon statements and certificates of officers of the Trust.

  Based upon and subject to the foregoing, we are of the opinion that, except as described herein, the shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance and, when issued and paid for upon the terms provided in the Post-Effective Amendment, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state law regulating the offer and sale of securities, will be
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ARK Funds
April 7, 2000
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legally issued, fully paid, and non-assessable.

  In connection with our opinion expressed above that the shares will be non-assessable, we note that the Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. The Declaration of Trust states that all persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate series for payment under such credit, contract or claim; and neither the shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. The Declaration of Trust also requires that every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust, or series, and its assets (but the omission of such recitation shall not operate to bind any shareholder). The Declaration of Trust further provides: (1) for indemnification from the assets of the applicable series for all loss and expense of any shareholder or former shareholder held personally liable solely by reason of his being or having been a shareholder; and (2) for a series to assume, upon request by the shareholder, the defense of any claim made against the shareholder for any act or obligation of the series and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust or series would be unable to meet its obligations.

  We hereby consent to the filing of this opinion as an exhibit to the Trust's Registration Statement and to the reference to our firm and the opinions set forth herein in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent in required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,

                                  /s/ Kirkpatrick & Lockhart LLP
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                                  Kirkpatrick & Lockhart LLP